UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (3-99)

CHENIERE ENERGY, INC.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

713/659-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2004

Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 26, 2004, at 9:00 a.m., at The Crystal Ball Room at the Rice, 909 Texas Avenue, Houston, Texas, for the following purposes:

1.	To elect a Board of seven directors to serve until their successors are duly elected and qualified;

2.	To ratify the Audit Committee’s appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 2004; and

3.	To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

A record of stockholders has been taken as of the close of business on March 28, 2004, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

By order of the Board of Directors,

/s/ Don A. Turkleson

Don A. Turkleson Secretary

April 6, 2004

CHENIERE ENERGY, INC.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

713/659-1361

PROXY STATEMENT

This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), commencing on or about April 12, 2004. The Company’s Board of Directors is soliciting proxies to be voted at the Company’s annual meeting of stockholders to be held in Houston, Texas on Wednesday, May 26, 2004 and at any adjournment thereof, for the purposes set forth in the accompanying notice.

The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors and ratification of the Audit Committee’s appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting.

Management expects that the only matters to be presented for action at the meeting will be the election of directors and ratification of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants.

At the close of business on March 28, 2004, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the “Record Date”), there were outstanding and entitled to vote 18,707,811 shares of the Company’s common stock, par value $.003 per share (“Common Stock”). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. The Company will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. The Company will reimburse these banks, brokers and other nominees for their related reasonable expenses. In addition, the Company has hired The Altman Group to assist in the solicitation of proxies, if necessary. The Altman Group may solicit proxies by telephone or in person. The Company anticipates paying The Altman Group a fee of $5,500, plus expenses, for providing such services.

ELECTION OF DIRECTORS

Nominees

The Board of Directors is divided into three classes. At the meeting, seven nominees are to be elected to the Company’s Board of Directors for staggered terms of one year for Class I, two years for Class II and three years for Class III directors. Each director will hold office until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

The individuals listed below have been nominated to serve on the Board of Directors of the Company. Each of the nominees are standing for re-election, except for Mr. West and Mr. Kilpatrick who were each recommended by the Company’s Chairman of the Board.

Director Nominee	Director Since	Age	Position	Class

Nuno Brandolini	2000	50	Director	II

Keith F. Carney	2001	47	Director	I

Paul J. Hoenmans	2001	71	Director	II

David S. Kilpatrick	2003	54	Director	III

Charif Souki	1996	51	Director, Chairman of the Board of Directors, President and Chief Executive Officer	I

J. Robinson West	2004	57	Director	III

Walter L. Williams	1996	76	Director and Vice Chairman of the Board of Directors	I

Nuno Brandolini is currently a director of the Company and a member of the Audit Committee and the Compensation Committee. Mr. Brandolini has served as Chairman and Chief Executive Officer of Scorpion Holdings, Inc. since 1995. Prior to forming Scorpion Holdings, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a Vice President at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the Financial Entrepreneurial Group. Mr. Brandolini has also worked for Lazard Freres in New York and was President of The Baltheus Group, a merchant banking firm, and Executive Vice President of Logic Capital Corp., a venture capital firm. He currently serves on the board of the following private and public companies: Pac Pizza LLC, LifePoint, Inc., The Original San Francisco Toymakers and WalkAbout Computers. Mr. Brandolini was awarded a law degree by the University of Paris, and received an M.B.A. from the Wharton School.

Keith F. Carney is currently a director of the Company and Chairman of the Compensation Committee. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001. Since October 2001, Mr. Carney has been President of Dolomite Advisors, LLC, an investment firm. In 2001, he was elected a director to Cheniere. Mr. Carney also served as a member of the Audit Committee from 2001 until April 15, 2003. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990, he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992.

Paul J. Hoenmans is currently a director of the Company and a member of the Compensation Committee and the Audit Committee. Mr. Hoenmans has over 35 years of senior executive level experience in the industry. During that time, he has served Mobil Oil Corporation in various executive capacities, most recently as Director and Executive Vice President, with overall responsibility for policy, strategy, performance and stakeholder contact. From 1986 through 1996, he served as the President of Mobil Oil Corporation’s Exploration & Producing Division, with worldwide responsibility for upstream operations. Mr. Hoenmans has held various other positions of senior executive level responsibility with Mobil since 1975, over both upstream and downstream operations worldwide throughout the Americas, Africa, Southeast Asia, the Middle East, Europe and Scandinavia. Mr. Hoenmans is a retired director of Xpronent, Inc., Veba Oel AG and Talisman Energy, Inc. He received a B.S. in civil engineering from the University of British Columbia.

David B. Kilpatrick is currently a director of the Company and Chairman of the Audit Committee. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. Since 1998, he has been the President of Kilpatrick Energy Group, a consulting firm to oil and gas companies. Mr. Kilpatrick serves as a director on the boards of publicly traded PYR Energy Corporation and privately held Ensyn Petroleum International, Ltd. From 1996 to 1998, Mr. Kilpatrick was the President and Chief Operating Officer for Monterey Resources, Inc., an independent oil and gas company in California. From 1982 to 1996, he held various managerial positions at Santa Fe Energy Resources, an oil and gas production company. Mr. Kilpatrick is currently serving as a director of the California Independent Petroleum Association and the Independent Oil Producers Agency. He received a B.S. in petroleum engineering from the University of Southern California and a B.A. in geology and physics from Whittier College.

J. Robinson West is currently a director of the Company. Mr. West is the founder and Chairman of the Board of PFC Energy, a consulting business covering all aspects of the oil, gas and power business. Prior to founding PFC in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget and Administration, with responsibility for U.S. offshore oil policy. He is currently a member of the Secretary of Energy Advisory Board, the National Petroleum Council and the Council on Foreign Relations, as well as President of the Wyeth Endowment for American Art. Mr. West serves on the board of directors of Key Energy Services, Inc. and Lambert Energy Advisory. He received a B.A. from the University of North Carolina at Chapel Hill and a J.D. from Temple University.

Charif Souki, a co-founder of Cheniere, is currently Chairman of the Board of Directors of the Company, President and Chief Executive Officer. Mr. Souki has over 20 years of independent investment banking experience in the industry and has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University. He also serves on the board of directors of Gryphon Exploration Company, an entity in which Cheniere owns 100% of the common stock (an effective 9.3% ownership interest upon conversion of Gryphon’s convertible preferred stock).

Walter L. Williams is currently Vice Chairman of the Board of Directors of the Company. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly held Gulf Coast exploration and production company. Prior to that time, he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He has served as a director and member of the Executive Committee of the Board of the Houston Museum of Natural Science.

Board and Committee Activity and Structure

The Company’s operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board’s standing Audit and Compensation Committees. Members of the Audit and Compensation Committees for a given year are selected by the Board following the annual stockholders’ meeting. During the fiscal year ended December 31, 2003, the Company’s Board of Directors held seven meetings, and in addition there were five written consents in lieu of meetings, and each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served during his period of service as a director in the year 2003. Although members of the Board of Directors are not required to attend annual stockholder meetings, they are encouraged to attend such meetings. At the 2003 annual meeting of stockholders, all members of the Board of Directors were present.

Audit Committee

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities to stockholders, potential stockholders and the investment community through regular or special meetings with management and the independent accountants on matters relating to:

•	the integrity of the Company’s financial statements, financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K and disclosure controls and procedures,

•	the performance of the Company’s system of internal controls over financial reporting,

•	the performance of the Company’s audit and accounting processes generally,

•	the qualifications and independence of the Company’s independent accountants, and

•	the Company’s systems and policies to comply with applicable laws and regulations.

In carrying out this function, the Audit Committee provides independent and objective oversight of the performance of the Company’s financial reporting process, system of internal controls and legal and regulatory compliance system. The Audit Committee provides for open, ongoing communication among the independent accountants, financial and senior management, compliance officers and the Board concerning the Company’s financial and compliance position and affairs. The Audit Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and has sole authority to retain special legal, accounting or other consultants to advise the committee and to approve the fees and other retention terms of such consultants. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

The Audit Committee held four meetings during the fiscal year ended December 31, 2003. The Audit Committee’s members at December 31, 2003 were: David B. Kilpatrick, Nuno Brandolini and Paul J. Hoenmans. Mr. Kilpatrick has served as Chairman of the Audit Committee since July 30, 2003; John K. Howie, formerly a member of the Board, served as Chairman from April 15, 2003 to July 30, 2003, prior to which time Mr. Carney served as Chairman. Each of the members of the Committee are “independent” as defined by the American Stock Exchange’s listing standards and the Securities and Exchange Commission, and the Board has determined that Mr. Brandolini is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee reviews and approves the salaries and other compensation for the executive officers of the Company. The Compensation Committee also determines the eligible persons to whom stock options may be granted, the time or times at which options shall be granted, the number of shares of common stock subject to each option, the exercise price for the purchase of shares subject to each option, the time or times when each option shall become exercisable and the duration of the exercise period. The committee also has discretionary authority to interpret the Company’s stock option plan and stock incentive plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement, and to make all determinations necessary or advisable in administration of the plan.

The Compensation Committee held five meetings during 2003. The committee’s members during 2003 were: Keith F. Carney, Nuno Brandolini and Paul J. Hoenmans. Mr. Carney served as Chairman of the Compensation Committee.

Director Nominations

The Company considers suggestions for potential director nominees to the Board of Directors from any source, including current members of the Board of Directors, the Company’s management, advisors to the Company and stockholders of the Company. The Company does not have an official nominating committee and does not have a nominating committee charter. The Company believes that obtaining input from all independent directors in connection with nominations to the Board of Directors enhances the nomination process. The independent directors evaluate potential nominees by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. Director nominees are recommended for selection by the Board of Directors by a majority of directors who meet the independence standards of the American Stock Exchange rules. The full Board of Directors then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual stockholders meeting. The Board of Directors reviews and considers any candidates submitted by a stockholder or stockholder group in the same manner as all other candidates.

Qualifications for consideration as a board nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum criteria for selection of members to serve on the Company’s Board of Directors include the following:

•	the highest ethical standards and integrity,

•	a willingness to act on and be accountable for Board decisions,

•	high level of education and/or business experience,

•	broad-based business acumen,

•	understanding of the Company’s business and industry,

•	strategic thinking and willingness to share ideas,

•	loyalty and commitment to driving the success of the Company,

•	network of contacts, and

•	diversity of experiences, expertise and backgrounds among members of the Board of Directors.

A stockholder of the Company who is entitled to vote at a meeting of stockholders called for the election of directors may nominate candidates for election to the Board of Directors. Nominations made by a stockholder must be made by giving notice in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of stockholders called for the election of directors or (ii) 10 days after the Board of Directors makes public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company that are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Company, and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected. Such stockholder’s notice must also set forth the following information as to the stockholder giving the notice: (i) the name and address, as they appear in the stock records of the Company, of such stockholder, (ii) the class and number of shares of capital stock of the Company that are then beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Company.

Director Compensation

During the fiscal year ended December 31, 2003, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company. During 2003, Mr. Kilpatrick was granted options to acquire 50,000 shares of common stock, which options have not yet been exercised. In February 2004, each outside director of the Company was awarded a bonus in the form of 10,000 shares of Company common stock.

Code of Conduct and Ethics

Copies of the Company’s Code of Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, are available on the Company’s website at http://www.cheniere.com.

The Board of Directors recommends a vote FOR the election of the seven nominees as directors of the Company, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

RATIFICATION OF MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

AS INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed the certified public accounting firm of Mann Frankfort Stein & Lipp CPAs, L.L.P. (“Mann Frankfort”) to serve as the Company’s independent accountants for the fiscal year ending December 31, 2004. Mann Frankfort has served as the Company’s independent accountants since November 2002 and has audited the financial statements of the Company for the fiscal years ended December 31, 2002 and 2003.

The Company anticipates that representatives of Mann Frankfort will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company’s financial statements.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants.

Changes in the Company’s Certifying Accountant

As previously reported in Item 4 of its Current Report on Form 8-K dated October 22, 2002 (the “8-K”), on October 17, 2002, the Company dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s principal accountant and engaged Mann Frankfort as the principal accountant for the fiscal year ending December 31, 2002. The change in principal accountant was approved by the Audit Committee of the Company’s Board of Directors.

In connection with the audits of the Company’s two fiscal years ended December 31, 2001, and the subsequent interim period through such dismissal, there were no disagreements between PWC and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused them to make a reference thereto in their report on the financial statements for such year.

The reports of PWC on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except the report on the consolidated financial statements as of and for the year ended December 31, 2001 included an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern and the report on the consolidated financial statements as of and for the year ended December 31, 2000 included an explanatory paragraph regarding the recoverability of the Company’s unevaluated oil and gas properties.

The Company provided PWC with a copy of the disclosures made in Item 4 of the 8-K and requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made by the Company in Item 4 of the 8-K and, if not, stating the respects in which it did not agree. A copy of the letter from PWC to the Commission was attached to the 8-K as Exhibit 16.1 thereto.

During the Company’s two most recent fiscal years ending December 31, 2001 and through the date of the 8-K, the Company did not consult Mann Frankfort with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K promulgated by the Securities and Exchange Commission.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the request of the Board of Directors and are subject to annual appointment by the Board:

Name	Age	Position

Charif Souki	51	Chairman, President and Chief Executive Officer

Walter L. Williams	76	Vice Chairman

Don A. Turkleson	49	Vice President & Chief Financial Officer, Secretary & Treasurer

Jonathan S. Gross	45	Vice President – Exploration

Keith M. Meyer	46	Vice President – LNG

Charif Souki has served as Chairman of the Board of Directors since June 1999. On December 18, 2002, Mr. Souki assumed the positions of President and Chief Executive Officer of the Company. From September 1997 until June 1999, he was Co-Chairman of the Board of Directors, and he served as Secretary of the Company from July 1996 until September 1997. Further information regarding Mr. Souki is provided above under “Election of Directors—Nominees.”

Walter L. Williams has served as Vice Chairman of the Board of Directors since June 1999. He served as President and Chief Executive Officer of the Company from September 1997 until June 1999 and as Vice Chairman of the Board of Directors from July 1996 until September 1997. Further information regarding Mr. Williams is provided above under “Election of Directors—Nominees.”

Don A. Turkleson has served as Vice President and Chief Financial Officer, Secretary and Treasurer of the Company since December 1997. Prior to joining Cheniere in 1997, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President

– Finance, Secretary and Treasurer. From 1975 to 1983, he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University in 1975. He is a director and past Chairman of the Board of Neighborhood Centers, Inc., a nonprofit organization.

Jonathan S. Gross has served as Vice President-Exploration of the Company since October 2000. He served as Technology Manager of the Company from June 1999 through October 2000. Mr. Gross began his career in 1981 with Amoco Production Company as an exploration geophysicist. While at Amoco, he held senior technical positions in both domestic and international basins. In 1998, he joined Zydeco Energy, Inc., where he served as economist, exploration risk specialist, and project manager. Mr. Gross received a Bachelor of Arts degree in geology from the University of Chicago, and he is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, and the Houston Geological Society.

Keith M. Meyer has served as Vice President—LNG of the Company and as President of Cheniere LNG, Inc., a wholly-owned subsidiary of the Company, since June 2003. From 2000 to 2003, Mr. Meyer was Vice President of Business Development, LNG and Supply for CMS Panhandle Companies, an interstate natural gas transmission system wholly-owned by CMS Energy and owner of Trunkline LNG, North America’s largest LNG import terminal. In that capacity, he oversaw all commercial aspects of Trunkline LNG’s activities. Prior to joining CMS, Mr. Meyer was with ANR Pipeline Company for 10 years in strategic planning and project development activities, serving also as Vice President of Marketing for the Empire State Pipeline in New York. He received a B.S. in Finance from Wayne State University.

Executive Compensation

The following table reflects all compensation received by the chief executive officer and by each of the four other most highly compensated executive officers of the Company during the three years ended December 31, 2003, 2002 and 2001 (collectively, the “Named Executives”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus(3)		Securities Underlying Options/SARs (#)

Charif Souki(1) Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	240,000 182,097 125,000	$ $	1,620,000 — 50,000	250,000 50,000 120,000

Walter L. Williams Vice Chairman	2003 2002 2001	$ $ $	150,000 150,000 150,000		$675,000 — —	— 37,500 80,000

Don A. Turkleson Vice President, Chief Financial Officer, Secretary and Treasurer	2003 2002 2001	$ $ $	150,000 150,000 150,000		$525,000 — —	— 25,000 80,000

Jonathan S. Gross Vice President – Exploration	2003 2002 2001	$ $ $	150,000 150,000 150,000		$525,000 — —	— 25,000 80,000

Keith M. Meyer Vice President – LNG(2)	2003 2002 2001		$99,577 — —		$540,000 — —	250,000 — —

(1)	In October 1998, Mr. Souki commenced providing consulting services to the Company pursuant to a Services Agreement and was compensated at a rate of $10,000 per month. Such rate was increased to $15,000 per month in November 2001 and to $20,000 per month in December 2002. In July 2003, Mr. Souki became an employee of the Company.

(2)	Mr. Meyer commenced providing services to the Company in June 2003.

(3)	The 2003 bonus was granted in 2004 in the form of cash and stock grants. The cash portion of the bonuses will be paid during 2004 in equal semi-monthly amounts, subject to the executive’s continued employment with the Company. The stock portion of the bonuses was granted on February 2, 2004 and was issued in the form of bonus shares and restricted shares. The bonus shares fully vested on the date of grant; the restricted shares will vest 50% on February 2, 2005 and 50% on February 2, 2006. The amount of the bonus awards was determined by the Board at the end of 2003, contingent upon stockholder approval of the 2003 Stock Incentive Plan in February 2004; as a result of an appreciation in the Company’s stock price during such time, the value of the bonuses that were awarded increased. Messrs. Souki, Williams, Turkleson, Gross and Meyer were granted a total of 100,000, 40,000, 30,000, 30,000 and 30,000 shares, respectively, of which 66,667, 26,667, 20,000, 20,000 and 20,000, respectively, are restricted; the cash portion of the bonuses consisted of $120,000, $75,000, $75,000, $75,000 and $90,000, respectively.

Option Grants

Stock options and warrants granted to Named Executives during the year ended December 31, 2003 are summarized in the following table:

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Period	Exercise or Base Price Per Share	Expiration Date	5%	10%

Charif Souki	250,000	36.2%	$2.50	4/16/08	$—	$99,730

Walter L. Williams	—	—	—	—	—	—

Don A. Turkleson	—	—	—	—	—	—

Jonathan S. Gross	—	—	—	—	—	—

Keith M. Meyer	250,000	36.2%	$1.85	4/22/08	$127,780	$282,361

Mr. Souki was granted 250,000 warrants in 2003 which vest one year from the date of grant. Mr. Meyer was granted 250,000 stock options in 2003 which have a term of five years and vest 33% on each of the first three anniversaries of the date of grant.

Option Exercises and Year-End Values

The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives.

	Securities Acquired Upon Exercise for the Year Ended December 31, 2003		Number of Securities Underlying Unexercised Options/SARs at December 31, 2003		Value of Unexercised In-the- Money Options/SARs at December 31, 2003 (1)
Name	Number	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charif Souki	—	—	209,167	323,333	$2,113,442	$3,073,933
Walter L. Williams	50,000	$258,000	158,333	51,667	$1,222,077	$544,983
Don A. Turkleson	—	—	166,667	43,333	$1,496,785	$457,900
Jonathan S. Gross	—	—	148,646	41,354	$1,389,137	$413,685
Keith M. Meyer	—	—	—	250,000	—	$2,462,500

(1)	The value of unexercised options and warrants to purchase Common Stock at December 31, 2003 is calculated based upon the American Stock Exchange closing market price of $11.70 per share on December 31, 2003.

Equity Compensation Plan Disclosure Table

The following table summarizes the Company’s use of equity securities as a form of compensation for services rendered to the Company.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,960,000	$2.23	352,500
Equity compensation plans not approved by security holders	885,833	$2.83	—

Total	2,845,833	$2.42	352,500

The Company issued warrants for the purchase of 635,833 shares of its common stock at exercise prices ranging from $1.06 to $11.50 per share as additional compensation for various services rendered to the Company, including assistance in private placements of equity securities, investor relations and marketing of LNG terminal capacity. In addition, 250,000 warrants were issued as a signing bonus to Mr. Souki upon his assuming the role of the Company’s President and Chief Executive Officer.

In 1997, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan, as amended (the “Option Plan”), which allows for the issuance of options to purchase up to 2,500,000 shares of Company common stock. The Company has reserved 2,500,000 shares of common stock for issuance upon the exercise of options which have been granted or which may be granted. As of December 31, 2003, the Company had granted options on 2,147,500 shares, of which 187,500 had been exercised as of such date. The term of options granted under the Option Plan is generally five years.

Vesting varies, but generally occurs over three or four years, in increments of 33% or 25%, respectively, on each anniversary of the grant date. All options granted under the Option Plan have exercise prices equal to or greater than fair market value at the date of grant.

In 2004, the Company established the Cheniere Energy, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). The 2003 Plan is a broad-based incentive plan, which allows for the issuance of stock options, purchased stock awards, bonus stock awards, stock appreciation rights, phantom stock awards, restricted stock awards, performance awards, and other stock or performance-based awards to employees, consultants and non-employee directors to purchase up to 1,000,000 shares of Cheniere common stock. The Company has reserved 1,000,000 shares of common stock for issuance upon the exercise of awards that have been granted or which may be granted. The term of any award under the 2003 Plan may not exceed a period of ten years.

Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of March 25, 2004 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and Named Executive, and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
BSR Investments, Ltd.	1,293,978	(1)	6.9%
Gilder Gagnon Howe & Co. LLC	1,008,260	(2)	5.4%
Nuno Brandolini	80,000	(3)	*
Keith F. Carney	201,667	(4)	1.1%
Jonathan S. Gross	125,867	(5)	*
Paul J. Hoenmans	80,000	(6)	*
David S. Kilpatrick	36,000	(7)	*
Keith M. Meyer	114,333	(8)	*
Charif Souki	595,017	(9)	3.1%
Don A. Turkleson	232,084	(10)	1.2%
J. Robinson West	35,000	(11)	*
Walter L. Williams	265,833	(12)	1.4%
All Directors and Officers as a group (11 persons)	1,765,801	(13)	9.1%

*	Less than 1%

(1)	BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. BSR’s address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.

(2)	The address for Gilder Gagnon Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(3)	Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Brandolini.

(4)	Includes 75,000 shares issuable upon exercise of currently exercisable options held by Mr. Carney.

(5)	Excludes 36,667 shares issuable upon the exercise of options held by Mr. Gross but not exercisable within 60 days of the filing of this proxy statement.

(6)	Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Hoenmans.

(7)	Includes 25,000 shares issuable upon exercise of currently exercisable options held by Mr. Kilpatrick. Excludes 25,000 shares issuable upon the exercise of options held by Mr. Kilpatrick but not exercisable within 60 days of the filing of this proxy statement.

(8)	Includes 83,333 shares issuable upon exercise of options held by Mr. Meyer which become exercisable within 60 days of the filing of this proxy statement. Excludes 166,667 shares issuable upon the exercise of options held by Mr. Meyer but not exercisable within 60 days of the filing of this proxy statement.

(9)	Includes 250,000 shares issuable upon exercise of warrants held by Mr. Souki which become exercisable within 60 days of the filing of this proxy statement and 54,750 shares owned by Mr. Souki’s wife. Excludes 73,333 shares issuable upon the exercise of options held by Mr. Souki but not exercisable within 60 days of the filing of this proxy statement. Does not include 1,293,978 shares held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(10)	Excludes 43,333 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.

(11)	Includes 25,000 shares issuable upon exercise of currently exercisable options held by Mr. West.

(12)	Includes 158,333 shares issuable upon exercise of currently exercisable options held by Mr. Williams and 10,000 shares owned by Mr. Williams’ wife. Excludes 51,667 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.

(13)	Includes an aggregate of 423,333 shares issuable upon exercise of currently exercisable options, 83,333 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement, 250,000 shares issuable upon exercise of warrants which become exercisable within 60 days of the filing of this proxy statement, and 213,750 shares issuable upon exercise of currently exercisable warrants. Excludes an aggregate of 446,666 shares issuable upon the exercise of options not exercisable within 60 days of the filing of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

During fiscal 2004, the Committee of the Board of Directors developed an amended and restated charter for the Committee, which was approved by the full Board. The complete text of the charter, which reflects standards set forth in new SEC regulations and the American Stock Exchange rules, is reproduced in Appendix A to this proxy statement.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent accountants to review and discuss all audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU § 380) as amended by SAS 90. With respect to the Company’s outside auditors, the Committee, among other things, discussed with Mann Frankfort Stein & Lipp CPAs, L.L.P. matters relating to its independence, including the written disclosures and the letter from the outside accountants provided to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company’s internal control system. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David B. Kilpatrick, Chairman

Nuno Brandolini

Paul J. Hoenmans

INDEPENDENT ACCOUNTANTS’ FEES

The following table sets forth the fees billed to the Company from its principal independent auditor Mann Frankfurt Stein & Lipp CPAs, L.L.P. (“MFSL”), for professional services rendered for the fiscal years ended December 31, 2003 and 2002:

	Fiscal 2003	Fiscal 2002
Audit Fees	$73,348	$10,566
Audit-Related Fees	—	—
Tax Fees	63,345	—
All Other Fees	7,741	—

Total	$144,434	$10,566

Audit Fees for the fiscal years ended December 31, 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Tax Fees for the fiscal years ended December 31, 2003 and 2002 were for services related to tax compliance and tax planning.

All Other Fees for the fiscal years ended December 31, 2003 and 2002 were primarily related to the filing of registration statements in connection with the private offering of Company common stock, the shelf registration of Company securities and the registration of securities related to the Company’s stock incentive plan.

In addition, PricewaterhouseCoopers LLP (“PWC”) audit fees for the fiscal year ended December 31, 2002 totaled $111,930 for professional services rendered for the audit of the consolidated financial statements of the Company for 2001 and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first and second quarter of 2002. PWC tax fees for the fiscal year ended December 31, 2002 totaled $33,200 for services related to tax compliance. PWC other fees for the fiscal year ended December 31, 2002 totaled $79,936 related to the filing of a registration statement in connection with the private offering of Company common stock.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, and not to engage the independent auditors to perform any non-audit services specifically proscribed by law or regulation. All services (audit and non-audit) provided to the Company during the fiscal year ended December 31, 2003 were pre-approved.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2003:

The Compensation Committee, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company’s stock option plan and stock incentive plan. The Committee also establishes salary ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

In establishing compensation policies, the Committee believes that total compensation of executive officers, as well as other key employees, should be competitive with other similar oil and gas companies or other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance.

The Committee has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry that are similar to the Company. Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

The Company seeks to relate a significant portion of the potential total executive compensation to the Company’s financial performance and the creation of value for the Company’s stockholders. In general, executive financial rewards at Cheniere may be segregated into the following components: salary and stock-based benefits. In 2003, the Committee awarded bonus compensation to all of the executive officers in the form of both cash and stock. The factors considered in awarding such bonuses included the significant increase in the market value of the Company’s stock, and the increase in estimated net asset value through the achievement of significant objectives for the Company’s LNG business.

In order to attract qualified individuals to the Company, the Committee considers awarding stock options and warrants to such persons upon their employment with the Company. In addition, periodic awards of stock options are made in order both to retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance. The Committee is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives’ economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan and the Cheniere Energy, Inc. 2003 Stock Incentive Plan and has made periodic grants of stock options to its officers and other key employees. See “Management – Executive Compensation” and “Management – Option Grants.”

Chief Executive Officer’s Compensation. The Committee determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In 2003, Mr. Souki became an employee of the Company and was awarded 250,000 warrants as a signing bonus related to his assuming the position of President and Chief Executive Officer of the Company in December 2002. In establishing the base salary for Mr. Souki for the 2003 fiscal year, the Committee assessed the following factors: (i) the performance of the Company, (ii) the increase in total return to stockholders, (iii) progress toward implementation of the Company’s strategic business plan, particularly in the LNG business, (iv) Mr. Souki’s contributions toward the accomplishments described in items (i) through (iii), and (v) compensation levels of chief executive officers of similar companies in the oil and gas industry. The performance by the Company is measured by, among other things, the development of the Company’s business segments, as measured by growth in estimated net underlying asset value, stock price and a comparison to similar companies in the oil and gas industry. Based on these factors, the

Committee established Mr. Souki’s base salary for 2003 at $240,000. Based on the factors discussed above for determining bonuses, Mr. Souki was awarded a bonus for 2003 performance comprised of cash and stock valued at $1,620,000. See “Management – Executive Compensation.”

Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company’s chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 2003, the Committee reviewed the Company’s compensation programs in light of the requirements of this law. The Committee does not expect the law to impact the Company in 2004 or for the foreseeable future in any significant way, if at all.

Members of the Compensation Committee

Keith F. Carney, Chairman

Paul J. Hoenmans

Nuno Brandolini

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In addition to serving as a member of the Compensation and the Audit Committees, Mr. Carney was formerly an officer of the Company. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001.

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index for the period five years beginning on December 31, 1998 and ending at fiscal year-end December 31, 2003. The Company’s Common Stock began trading on the OTC Bulletin Board on July 3, 1996, moved to the NASDAQ SmallCap Market on April 11, 1997, again traded on the OTC Bulletin Board beginning December 14, 2000, and began trading on the American Stock Exchange on March 5, 2001. The graph was constructed on the assumption that $100 was invested in the Company’s Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on December 31, 1998.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CHENIERE ENERGY, INC.,

S&P OIL AND GAS (EXPLORATION AND PRODUCTION) INDEX, AND

RUSSELL 2000 INDEX A

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
CHENIERE ENERGY, INC.	100.00	71.88	69.53	25.00	32.00	292.50
S&P OIL AND GAS (EXPLORATION AND PRODUCTION) INDEX	100.00	119.36	189.94	150.07	147.87	182.83
RUSSELL 2000 INDEX	100.00	119.59	114.43	115.60	90.65	131.78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BSR Investments, Ltd. (“BSR”), an entity holding approximately 6.9% of the outstanding shares of the Company’s Common Stock, is under the control of Nicole Souki, the mother of Charif Souki, Chairman of the Board of Directors, President and Chief Executive Officer. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

In December 2003, Cheniere LNG Services, Inc. (“Cheniere LNG”), a wholly-owned subsidiary of the Company, entered into a shareholders’ agreement with J & S Group S.A. regarding the ownership and operation of J & S Cheniere S.A., a company in which the brother of Charif Souki, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, is a director. Cheniere LNG owns a minority interest in the stock of J & S Cheniere.

In conjunction with the Company’s private placement of equity in January 2004, placement fees were paid to T. R. Winston & Company, Inc., a company in which the son of Charif Souki, Cheniere’s Chairman, President and Chief Executive Officer, is employed. Placement fees to T. R. Winston for such placement totaled $965,250.

All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm’s length basis from unaffiliated parties.

OTHER MATTERS

Required Vote

Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy and entitled to vote thereat will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, and (ii) ratification of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants will require approval by a majority of shares represented in person or by proxy and entitled to vote at the annual meeting. Because broker non-votes are not considered “shares present” with respect to matters requiring the affirmative vote of a majority of shares represented in person or by proxy at the meeting, broker non-votes will not affect the outcome with respect to the ratification of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants. Abstentions with respect to the ratification of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants will have the same effect as a vote against approval thereof, but will have no effect with respect to the election of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2003, the Company believes that all filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders have been met, except for a late Form 4 filing by Charif Souki in connection with a grant of 250,000 warrants to him on April 16, 2003, a late Form 4 filing by David B. Kilpatrick when he became a director of the Company, a late Form 4 filing by David B. Kilpatrick for the grant of stock options to him on July 30, 2003, a late Form 3 filing by Keith M. Meyer when he became an officer of the Company on June 11, 2003, and a late Form 4 filing by Charles M. Reimer when he disposed of his stock options and acquired warrants in connection with becoming an officer of Freeport LNG Development, L.P. on February 27, 2003.

Stockholder Proposals

Management anticipates that the Company’s 2005 annual stockholders meeting will be held during May 2005. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2005 annual stockholders meeting must submit the proposal to the Company on or before December 7, 2004. Any such proposals should be timely sent to the Secretary of the Company, 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Such proposal must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2005 proxy materials. Furthermore, proposals by stockholders may be considered untimely if the Company has not received notice of the proposal at least forty-five days prior to the mailing of the proxy materials.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Availability of Annual Report

The Company is including herewith a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been filed with the Securities and Exchange Commission in Washington, D.C. and is incorporated in this Proxy Statement by reference.

The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies should be directed to the Secretary of the Company at 717 Texas Avenue, Suite 3100, Houston, Texas 77002.

By order of the Board of Directors,

/s/ Don A. Turkleson

Don A. Turkleson Secretary

April 6, 2004

Appendix A

Amended and Restated

Charter of the Audit Committee

of the Board of Directors

I.	Effectiveness

When approved by the Board of Directors of the Corporation (the “Board”), this Audit Committee Charter will supersede the Committee’s previously existing charter in its entirety.

II.	Function

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community through regular or special meetings with management and the independent auditor on matters relating to:

•	the integrity of the Corporation’s financial statements, financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K, and disclosure controls and procedures,

•	the performance of the Corporation’s system of internal controls over financial reporting,

•	the performance of the Corporation’s audit and accounting processes generally,

•	the qualifications and independence of the Corporation’s independent auditors, and

•	the Corporation’s systems and policies to comply with applicable laws and regulations.

In carrying out this function, the Committee provides independent and objective oversight of the performance of the Corporation’s financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee shall monitor the qualifications, independence and performance of the Corporation’s internal and independent auditors and shall prepare the report required to be included in the Company’s annual proxy statement (or any other report) under the rules of the Securities and Exchange Commission (“SEC”). The Committee provides for open, ongoing communication among the independent auditor, financial and senior management, internal auditors (if any), compliance officers (if any) and the Board concerning the Corporation’s financial and compliance position and affairs.

The Committee meets as frequently as necessary, but at a minimum it shall meet four times per year. The Committee shall conduct special meetings as determined by the Chairman of the Audit Committee or at the request of the President or Chief Financial Officer or the independent public accounting firm engaged by the Company to perform audit services on behalf of the Corporation (referred to in this Charter as the “independent auditor”). The Committee shall maintain minutes of all of its meetings.

The Committee maintains independence both in establishing its agenda and directly accessing various officers and employees of the Corporation. The Committee shall have the authority to meet with management, internal auditing personnel, the independent auditor or any other person in a separate independent session. For the transaction of any business at any meeting of the Committee, a majority of the members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee may meet by telephone or videoconference and may take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law. A Chairman of the Committee shall be designated by the Board.

The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities. The Committee shall have the sole authority to retain special legal, accounting or other consultants to advise the Committee and to approve the fees and other retention terms of these consultants.

III.	Committee Membership

The Audit Committee shall be comprised of at least three Board members, none of whom has been an officer or employee of the Corporation, its subsidiaries or affiliates for the current year or any of the prior three years. Committee members shall be independent of management and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a committee member. Each of the members of the Committee shall meet the requirements of being “independent” as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of the American Stock Exchange (“AMEX”), as interpreted by the Board. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as such qualification is set forth under the Exchange Act, as interpreted by the Board.

IV.	Responsibilities

The Audit Committee’s responsibility is oversight, and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and complying with applicable laws and regulations. In addition, the Committee recognizes that financial management (including the internal audit staff, if any), the independent auditor and the Corporation’s compliance officers (if any) have more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities it is not the duty of the Committee to plan or conduct audits or determine that the Corporation’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

It is not the intent of this Audit Committee Charter to subject individual members of the Committee to any increased exposure to liabilities in excess of those generally imposed on members of the Board under applicable laws.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. The Committee shall have and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. In carrying out its responsibilities, the Committee shall:

A.	Maintain a channel of communication between the Board and each of (i) the independent auditors, (ii) the principal financial and accounting officer(s), (iii) the internal auditor (if any) and (iv) the chief compliance officer (if any) and provide sufficient opportunity for each to meet with the members of the Committee to discuss any matter within the scope of each of their respective responsibilities.

B.	Review with management and the independent auditor the financial information contained in each of the Corporation’s Quarterly Report on Form 10-Q prior to its filing, the Corporation’s earnings announcements prior to release, and the results of the independent auditor’s review of interim financial information pursuant to SAS 71. This review may be conducted, either in person or by telephone conference call, by the entire Committee, an appropriate quorum thereof or the Chairman of the Committee.

C.	Review with management and the independent auditor at the completion of the annual audit of the Corporation’s financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

(1)	the Corporation’s annual financial statements and related footnotes;

(2)	the results of the independent auditor’s audit of the financial statements and its report with respect thereto;

(3)	any significant changes required in the independent auditor’s examination plan;

(4)	any serious difficulties or disputes with management encountered during the course of the audit; and

(5)	other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent auditor’s judgments about such matters as the quality, not just the acceptability, of the Corporation’s accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

D.	Recommend to the Board whether the Corporation’s annual audited financial statements and accompanying notes should be included in the Corporation’s Annual Report on Form 10-K.

E.	Prepare and review the Audit Committee Report for inclusion in the proxy statement for the Corporation’s annual meeting of stockholders. In addition to all of the other items required to be included in such report by the rules promulgated by the SEC or other applicable law, the Audit Committee Report must state whether the Audit Committee:

(1)	has reviewed and discussed the audited financial statements with management;

(2)	has discussed with the independent auditor the matters required to be discussed by SAS 61, as may be modified or supplemented;

(3)	has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants their independence; and

(4)	has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation’s audited financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

F.	Engage the independent auditor to audit the financial statements of the Corporation, with selection for the ensuing calendar year being submitted to the stockholders for ratification or rejection at the annual meeting of stockholders.

G.

Discuss periodically with members of management and the Corporation’s independent auditors the adequacy of the Corporation’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting and changes in internal controls designed to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee.

H.	Review and discuss with management and the independent auditors: (a) the annual report of management affirming management’s responsibility for establishing and maintaining internal controls over financial reporting and assessing the effectiveness of the internal control structure over financial reporting and (b) the independent auditors’ report on, and attestation of, management’s report when those reports are required by SEC rules.

I.	Review and approve the scope of the engagement of the independent auditor.

J.	Review the experience and qualifications of the senior members of the independent auditor’s team and the quality control procedures of the independent auditor. Review and discuss with the independent auditor the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed.

K.	Review and approve in advance all audit and lawfully permitted non-audit services to be provided by the independent auditor and the fees for such services. The Committee may delegate to one or more members the authority to pre-approve auditing and non-auditing services that are otherwise permitted by law, provided that such pre-approval shall be presented to the full Committee at its next scheduled meeting. Pre-approval of non-audit services (other than review and attestation services) shall not be required if such services fall within exceptions established by the SEC.

L.	Recognize that the independent auditor is ultimately accountable to the Committee.

M.	Review the scope and results of the annual audit, the report of the audit, any related management letter, management’s responses to recommendations made by the independent auditor, reports of the internal auditor that are material to the Corporation as a whole, and management’s responses to those reports.

N.	Ensure the annual receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend that the Board take, appropriate action to oversee the independence of such auditor.

O.	Review the appointment and replacement of the Chief Financial Officer and the chief compliance officer, if any.

P.	Consider major changes and other major questions of choice respecting the appropriate auditing and accounting practices to be used in the preparation of the financials when presented by the independent auditor or management.

Q.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

R.	Review and approve procedures to receive and handle complaints received from customers, stockholders, employees and other individuals regarding accounting, internal accounting controls or auditing matters.

S.	Review and reassess the adequacy of the audit committee charter on an annual basis and recommend any proposed changes to the Board for approval.

T.	Review and approve all related party transactions.

U.	Obtain reports from management and the independent auditor that the acts and conduct of the Corporation’s executives are in conformity with applicable legal requirements.

V.	Review with outside legal counsel matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

W.	Report the Committee’s activities to the Board on a regular basis and otherwise when it deems necessary or desirable.

CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2004

The undersigned hereby appoints Jonathan S. Gross and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Crystal Ball Room at the Rice, 909 Texas Avenue, Houston, Texas on Wednesday, May 26, 2004 at 9:00 a.m., Houston, Texas time, and at any adjournment thereof.

(To be Voted and Signed on Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders

CHENIERE ENERGY, INC.

May 26, 2004

Please Detach and Mail in the Envelope Provided

A Please mark your votes.

1. ELECTION OF DIRECTORS FOR election (except as indicated below)	WITHHOLD authority to vote for all nominees listed at right	NOMINEES: Nuno Brandolini, Keith F. Carney, Paul J. Hoenmans, David S. Kilpatrick, Charif Souki, J. Robinson West, Walter L. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line below.

2. Ratification of the appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants for the fiscal year ending December 31, 2004.	FOR	AGAINST	ABSTAIN

3. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.	FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN ITEMS 2 AND 3.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder:                                                       Dated this              day of                     , 2004.

Note:	Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.